                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              GRAY TELEVISION, INC.
                             AS OF DECEMBER 31, 2005

       Name of Subsidiary                      Jurisdiction of Incorporation
--------------------------------               -----------------------------
WVLT-TV, Inc.                                            Georgia
Gray Television Group, Inc.                              Delaware
Gray Television Licensee, Inc.                           Delaware
Gray Texas LLC                                           Delaware
Gray Texas LP                                            Delaware